Exhibit 99.1

Precipio Announces Third Quarter 2018 Revenues Estimated to be 2.4 Times Third Quarter of 2017 Revenues

Fourth consecutive Quarter of Triple-Digit Year-over-Year Quarterly Revenue Growth; Year-to-Date Revenues Increased 163% over First Three Quarters of 2017

New Haven, CT, (October 16th, 2018) – Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), announced preliminary third quarter results representing continued triple digit percentage year-over-year quarterly revenue growth.

On a preliminary basis, revenue for the third quarter of 2018 is expected to be approximately $648,000 versus $270,000 for the third quarter of 2017 - an increase of 140%. As a reminder, in Q2-2018, Q1-2018, and Q4-2017, year-over-year revenue increases were 215%, 187% and 199%, respectively. Year-to date revenue for the first three quarters of 2018 is estimated at $2.1M, a $1.3M increase over the $0.8M in revenue from the first three quarters of 2017, representing a 163% increase.

Pathology services, Precipio’s core business, showed quarter over quarter sequential growth of approximately 20%. These results were driven by the continued volume growth generated by new client acquisitions. Management will review the drivers of pathology services in its upcoming shareholder conference call following the SEC filing of Precipio’s third quarter 2018 results. Management expects to file its quarterly results on or before November 15th, 2018, and hold the call on November 19th, 2018. A future announcement will provide detailed date and time for the Precipio Q3-2018 earnings conference call. We anticipate continued strong revenue growth throughout the end of 2018 and into 2019, as the pathology services sales team matures and Precipio’s regional sales coverage continues to expand.

Precipio’s ICP market penetration plan remains focused on launching additional kits to complement the product menu, in order to provide a broader offering to hospitals and laboratories treating cancer patients. Precipio’s R&D team remains on track to release additional products throughout the end of the year. This will result in a more robust offering for hospitals, large CRO’s, OEM’s and national scale labs, with the goal of capturing a substantial share of the multi-billion dollar liquid biopsy market opportunity. The company continues to advance partnerships with key industry players to bring ICP into the market.

“We expect a continued increase in pathology services throughout the end of 2018 and into 2019. Sales of Precipio’s pathology services continue to be the primary contributor to the third quarter revenues, as the expanded sales team continues to perform well”, said CEO Ilan Danieli. “Through rigorous training and goals-driven management, our team continues to successfully communicate the value proposition of academic expertise and cancer pathology specialization in battling the problem of cancer misdiagnosis.”

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 29, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and on the Annual Report on Form 10-K for the year ended December 31, 2017 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

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